UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

STAR MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0969619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On January 9, 2015, our board of directors adopted a formal code of conduct that applies to all of our employees, officers and directors in addition to certain corporate governance policies and charters. A copy of our Code of Ethics and Business Conduct Policy is attached to the Current Report on Form 8-K as Exhibit 14.1. Our code of conduct, as well as our Insider Trading Policy, Whistleblower Protection Policy and the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the board are available in the “Investor Center – Corporate Governance” section of our website at www.starmountainresources.com. Any person may obtain a copy of the Code of Ethics and Business Conduct Policy, without charge, by writing to Star Mountain Resources, Inc., 605 W. Knox Rd, #202, Tempe, AZ, 85284, Attn: Corporate Secretary.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

14.1	Code of Ethics and Business Conduct Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES INC.

Date: January 13, 2015	By:	/s/ Joseph Marchal
Joseph Marchal, Chief Executive Officer